UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

LANDMARK APARTMENT TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below is a copy of a letter mailed by Landmark Apartment Trust, Inc. (the “Company”) to its stockholders on October 22, 2015 in response to an unsolicited tender offer by MacKenzie Realty Capital, Inc. to acquire up to 1,300,000 shares of common stock of the Company at a price of $5.10 per share.

October 22, 2015

Dear Stockholder,

As you may be aware by now, MacKenzie Realty Capital, Inc. (“MRC”) initiated an unsolicited tender offer (the “Tender Offer”) to buy up to 1,300,000 shares of common stock (the “Shares”) of Landmark Apartment Trust, Inc., a Maryland corporation (the “Company”) at a price of $5.10 per Share (the “Offer Price”). Our Board of Directors first became aware of the offer by MRC on October 8, 2015 when a representative of MRC contacted our management indicating MRC intended to file a Schedule TO, and related materials, with the United States Securities and Exchange Commission (the “SEC”). You should be aware that the Company is not in any way affiliated with MRC, and we believe the Tender Offer is not in the best interests of our stockholders.

Our Board of Directors has carefully evaluated the terms of MRC’s Tender Offer and unanimously recommends that you reject MRC’s Tender Offer and not tender your Shares. The Board of Directors acknowledges that each stockholder must evaluate whether to tender his, her or its Shares to MRC pursuant to the Tender Offer and that an individual stockholder may determine to tender based on, among other things, its individual liquidity needs.

The Board of Directors’ recommendation is based on the Company’s entry into a definitive agreement to be acquired by an affiliate of Starwood Capital Group and Milestone Apartments Real Estate Investment Trust. As previously announced on October 22, 2015, the Company entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) to be acquired by Monument Partners, L.L.C. in an all cash transaction for a purchase price of $8.17 per share of Company common stock (the “Merger”). The Board of Directors has approved the Merger Agreement and the Merger, and, subject to customary closing conditions, the Company expects the Merger to close in the first quarter of 2016. The Tender Offer and the Offer Price of $5.10 per Share would result in the receipt of $3.07 less per Share than the per share price to be received by shareholders in the Merger.

The Board of Directors’ recommendation was reached after consulting with the Company’s officers and certain outside advisors. The enclosed document is a copy of the Schedule 14D-9, which we filed with the SEC in response to MRC’s Tender Offer. The Schedule 14D-9 provides additional information for you and includes a more detailed description of our reasoning and recommendation against the Tender Offer. Please take the time to read it before making your decision.

We believe that you should view MRC as an opportunistic purchaser that is attempting to acquire your Shares in order to make a profit and, as a result, deprive you of the potential value of your Shares.

Should you have any questions about this Tender Offer or other matters, please contact the Company’s Investor Relations Manager at (804) 237-1348 or by email at wchristian@latapts.com.

We appreciate your trust in the Company and its Board of Directors. We encourage you to follow the Board of Directors’ recommendation and not tender your Shares to MRC.

Sincerely,

Stanley J. Olander, Jr.

Chief Executive Officer and President

Disclosures

Historical results and trends should not be taken as indicative of future operations. Our statements contained in this Schedule 14D-9 that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: the availability of financing; changes in economic conditions generally and the real estate market specifically; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our target market areas; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; and the availability of sources of capital. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s other filings with the SEC, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company with the SEC on March 24, 2015 (incorporated herein by reference), and in the Quarterly Report on Form 10-Q for the quarter ended (i) March 31, 2015, filed by the Company with the SEC on May 15, 2015 and (ii) June 30, 2015, as filed with the SEC on August 10, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this Schedule 14D-9 is filed with the SEC. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this Schedule 14D-9, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company expects to file with the SEC a proxy statement, which proxy statement will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC (if and when they become available) at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company (if and when they become available) will be available free of charge on its website at www.latapts.com, or by directing a written request to Landmark Apartment Trust, Inc. at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s directors and executive officers in the Company’s definitive proxy statement filed with the SEC on April 23, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.